ARTICLES OF AMENDMENT
                        TO THE ARTICLES OF INCORPORATION
                                       OF
                        CARDIOVASCULAR LABORATORIES, INC.


Pursuant to the provisions of the Nevada Business Corporations Act, the Undersigned corporation adopts the following amendment to the Articles of Incorporation by way of shareholder consent.

     1. The following amendment of the Articles of Incorporation was adopted by a majority of the shareholders of the Company effective March 26, 1999. Said articles are hereby amended and shall read as follows:


                                    Article 1

                                      Name

               The name of the corporation is CLIXhealth.com, Inc.
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     2. The number of shares of the corporation outstanding at the time of adoption was 7,799,793, and the number of shares entitled to vote thereon were the same


     3. The number of shares voting in favor of the action was 4,046,837, representing a majority of the outstanding shares.


Dated this 15th day of April, 1999.


                          /s/ Timothy W. Cunningham
                          ---------------------------------------------------
                              Timothy W. Cunningham - Chief Executive Officer


/s/ Timothy W. Cunningham
-----------------------------------
    Timothy W. Cunningham Secretary




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State of Pennsylvania               )
                                    )ss
County of Montgomery                )


On this 15th day of April, 1999, Timothy W. Cunningham personally appeared before me, a Notary Public, and executed the foregoing instrument for the purposes contained therein, swearing individually that the foregoing was true in its entirety, and is known to me as the same person who executed said instrument.


In Witness Hereof, I have hereunto set my hand and official seal.


/s/ Kimberley A. Stingle
------------------------
Notary Public

My Commission Expires 4/6/2002









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